Consent of Independent Auditors


          We consent to the incorporation by reference of our report dated September 21, 1999 on the consolidated financial statements of Delta Petroleum Corporation as of June 30, 1999 and 1998, and for each of the years in the three-year period which report appears in the June 30, 1999 Annual Report on Form 10-KSB of Delta Petroleum Corporation and to the reference to our firm under the heading "Experts" in the prospectus.




                                          /s/ KPMG LLP
                                          KPMG LLP


Denver, Colorado
March 24, 2000